                                                                   EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


         AGREEMENT effective as of May 14, 1999, between ANTHONY & SYLVAN POOLS CORPORATION (the "Company"), its successors and assigns, and HOWARD P. WERTMAN (the "Employee").

         The Company agrees to employ the Employee as President of the Company, and the Employee agrees to serve the Company as President, all in accordance with the terms and conditions set forth below.

1.  EMPLOYMENT

    (a) The Employee shall have such powers and duties as are customarily performed by similar officers of companies of similar size as the Company or such other titles, duties and powers as the board of directors shall reasonabley determine.

    (b) The term of this Agreement (the "Term") shall commence on the date hereof and terminate on December 31, 2000. Unless, at least thirty days prior to the end of the Term (whether the initial Term or as theretofore extended), the Company shall have given written notice to the Employee of its intention not to renew this Agreement, or the Employee shall have given written notice to the Company of his unwillingness to renew this Agreement or the employment of the Employee has otherwise been terminated during the Term, the Term shall automatically be extended for an additional year.

2.  COMPENSATION

         The Employee will receive a base salary of $175,000.00 with annual review for so long as this Agreement is continued, at which times increases will be considered in good faith. In addition to the base salary, the Company shall pay the Employee a bonus targeted at fifty percent (50%) of his base salary each year ("Target Bonus"), and the Compensation Committee of the Company's Board of Directors shall determine the appropriate target measures or goals in connection with bonus compensation. Such bonus shall be determined and paid within thirty
(30) days after the Company's audited financial statements become available.

3.  INITIAL OPTIONS

     (a) concurrently with the split-off of the Company and distribution of its shares to the public and subject to the limitation in (c) below, the Company hereby agrees to grant to the Employee options (the "Initial Options") to purchase 30,000 shares of the Company's common stock (the "Shares") at the price and subject to the following terms and conditions. The Initial Options shall vest as of the split-off date (the "Commencement Date").


     (b) The exercise price per Share for the Initial Options shall be $16.00 per share.


     (c) Regardless of the fact that the Initial Options are deemed to vest in the Executive on the Commencement Date, the Executive may exercise Initial Options only in the percentages and at the times set forth below:

                  0% prior to the second anniversary of the Commencement Date;

                  25% at any time after the second anniversary of the Commencement Date;

                  50% at any time after the third anniversary of the Commencement Date;

                  75% at any time after the fourth anniversary of the Commencement Date;

                  100% at any time after the fifth anniversary of the Commencement Date;

4.  BENEFITS

         During the term of this Agreement, the Employee and his eligible dependents shall be entitled to participate in and receive benefits under any stock option or profit-sharing plan, health, disability, medical insurance or other employee welfare or benefit plan or arrangement made generally available by the Company during the term of this Agreement to its executives and key management employees.

5.  CAR

         During the term of this Agreement, the Company shall provide the Employee with an automobile of a type customary for executives in similar positions and shall pay for operating expenses incurred in connection with the use of the automobile, including the costs of insurance, gas, maintenance and car phone.

6.  TRADE SECRETS:  CONFIDENTIAL AND PROPRIETARY INFORMATION

         The Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, company, corporation or business in any manner whatsoever any confidential information relating to the business of the Company, including without limitation, the Company's customer list, pricing policies, trade secrets, know-how, product designs, strategic plans and similar types of information. The foregoing restrictions shall not apply to the extent that such information (a) is obtainable in the public domain, (b) becomes obtainable in the public domain, except by reason of the breach by the Employee of the terms hereof, or (c) is required to be disclosed by rule of law or by order of a court or governmental body or agency. This Section 6 shall remain in full force and effect for a period of ten (10) years after expiration or termination of this Agreement for any reason.

7.  COVENANT NOT TO COMPETE

         During the term of this Agreement and for a period of two (2) years thereafter, the Employee will not, without the Company's prior written consent, directly or indirectly engage in, make any investment in or have any interest in any business in competition with the business of the Company; the Employee will not advise, assist or render services either directly or indirectly to any person, firm, company, corporation or business other than the Company with reference to any business in competition with the business engaged in by the Company during the Employee's employment by the Company; and the Employee will not employ or offer employment to any employee or solicit, directly or indirectly, any employee to leave the Company. Notwithstanding the foregoing, the ownership of securities of any business competing with the Company, if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof, shall not constitute a violation of this provision. For purposes of this Section 7, a business in competition with the Company shall mean any business engaged in the manufacture, design, installation, processing, sale or distribution of products that are the same as or similar to those of the Company at any time during the term of this Agreement.

8.  TERMINATION OF CONTRACT

         It is agreed that subject to the provisions of Section 9 below, the Company may terminate the employment of the Employee at any time with or without cause by prior written notice to the Employee.

9.  SEVERANCE AND ENTITLEMENT

         In the event the Company decides to terminate the employment of the Employee under the section entitled "TERMINATION OF CONTRACT" for any reason and/or at any time, for reasons other than "Good Cause" (as hereinafter defined), or determines not to renew this Agreement at the end of the Term (whether the initial Term or as theretofore extended), the Employee will be entitled to, in lieu of any and all other payments that may otherwise be due under this Agreement, (i) a termination allowance in an amount equal to (a) twelve months' salary at the then current rate of the Employee's pay and (b) the annual Target Bonus to which the Employee would be entitled if his targeted goals were attained for the fiscal year during which such termination occurs and the Employee were employed during such entire year, multiplied by a fraction the numerator of which is the number of days elapsed during the year through such date of termination and the denominator of which is 365, and (ii) a continuation of all medical and other employee benefits for the shorter of (a) twelve months following the effective date of the termination and (b) the effective date of coverage by similar plans of another employer. The termination allowance shall be paid by the Company in twelve equal monthly installments beginning on the first day of the first month following the effective date of termination; provided, however, that the Employee continues to be in compliance with Sections 6 and 7 above. Any stock options vested and exercisable as of the date of such termination may be exercised by the Employee for up to three (3) months after the date that the Company delivers notice of such termination. In the event the Company terminates this Agreement for "Good Cause," which will be defined as the failure or refusal by the Employee to perform his assigned duties, failure to adhere to Company policy and/or the engaging by the Employee in misconduct injurious to the Company, the Employee will not be entitled to receive any termination allowance, continuation of benefits, or any other payments provided for in this Agreement, and any and all unexercised stock options held by the Employee, both exercisable and non-exercisable and unvested, shall be automatically forfeited and cancelled by the Company.

10.  NOTICE OF TERMINATION

         Any intended termination of the employment of the Employee by the Company or by the Employee shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with the section entitled "NOTICES" and shall state the grounds for termination. Any purported termination of the Employee's employment which is not effected pursuant to a Notice of Termination shall not be effective in discharging the Employee.

11.  DEATH OR DISABILITY; RESIGNATION

         (a) Disability or Death. If the Employee is incapacitated for a period of three (3) consecutive months so that he cannot perform his duties hereunder on a full-time basis, then either the Company or the Employee may give written notice to the other terminating the Employee's employment effective thirty (30) days thereafter (the "Disability Termination Date"). The Company shall continue to provide salary, medical coverage, disability and group life insurance to the Employee for six (6) months after the earlier of the Disability Termination Date or date of death. In the event of death or disability any stock options that are not yet exercisable shall immediately become exercisable. In the event of the Employee's death or disability, his estate or the Employee may exercise any options held for up to one (1) year after such date. Except as set forth herein, if the Employee dies prior to the termination of his employment or if notice of termination for disability is given as provided above, the Company's obligations hereunder shall terminate as of the earlier of the Employee's death or the Disability Termination Date.

         (b) Resignation. If the Employee's employment is terminated by reason of his voluntary resignation, all of the Company's obligations hereunder shall terminate as of the termination date. All unexercised options, both vested and unvested, shall be automatically forfeited and cancelled by the Company.

12.  CHANGE IN CONTROL

         If there occurs a "change in control" (as hereinafter defined) of the Company, any options granted to the Employee shall immediately become exercisable by the Employee at any time.

         The term "change in control" means the first to occur of the following events: (i) when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or
(ii) The completion of a transaction requiring shareholder approval for the acquisition of substantially all of the stock or assets of the Company by an entity other than the Company or any merger of the Company into another company and the Company is not the surviving company. Notwithstanding anything else in this agreement, "change in control" shall not include any change for reasons of bankruptcy, insolvency or otherwise for the benefit of the Company's creditors.


13. TAXES

     If all or any of the amounts payable to the Executive under this Agreement (together with all other payments of cash or property, whether pursuant to this Agreement or otherwise, including, without limitation, the issuance of shares or options) constitutes "excess parachute payments" within the meaning of
Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five
(5) calendar days after determination has been made. If, after the date upon which the payment required by this Section 3(d) has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS
(ii) any interest, fines and penalties resulting from such underpayment, PLUS
(iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause
(iii), in the manner described above in this Section 3(c). Payment thereof shall be made within five (5) calendar days after the date of such subsequent determination. If, after the date upon which the payment required by this
Section 3(c) has been made to the Executive, it is determined that the Executive is entitled to receive a refund of all or part of such payment, then the Executive shall pay to the Company all amounts received by the Executive as a refund of any such overpayment of excise or other taxes.

14.  AMENDMENT

         This Agreement may be amended at any time by a written agreement signed by the Company and the Employee.

15.  WAIVERS

         The voluntary waiver by the Company or the Employee of any provision of this Agreement or any breach thereof does not entail a waiver of any other portion of this Agreement or this Agreement as a whole, or any subsequent breach of the same provision, and does not affect the validity of this Agreement.

16.  GOVERNING LAW

         This Agreement, and all rights, duties and remedies hereunder shall be governed by and construed and interpreted in accordance with the procedural and substantive laws of the State of Ohio.

17.  SEVERABILITY

         Should any portion of this Agreement be declared by a court of law having competent jurisdiction over the persons and subject matter of this Agreement to be invalid or unenforceable, the remainder of this Agreement shall remain enforceable and in full effect. In the event that any provision of this Agreement should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.

18.  SUCCESSORS

        This Agreement shall inure to the benefit of, and be enforceable by, the parties' successors, representatives, executors, administrators or assignees.

19.  NOTICES

         All notices or other communications hereunder shall be in writing and shall be made by hand delivery, facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company, to:   Anthony & Sylvan Pools Corporation
                                  220 Park Drive
                                  Chardon, OH 44024
                                  Attention: Chief Executive Officer

         If to the Employee, to:  Howard P. Wertman
                                  Anthony & Sylvan Pools Corporation
                                  Doylestown, PA  18901

or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date so delivered, if delivered personally; when receipt is acknowledged, if sent by facsimile; and five calendar days after so mailed, if sent by registered or certified mail.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                  ANTHONY & SYLVAN POOLS CORPORATION



                                  By:____________________________________
                                          Stuart D. Neidus
                                     Its: Chief Executive Officer



                                  ------------------------------------------
                                  Howard P. Wertman